UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2016

Anacor Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34973	25-1854385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 East Meadow Circle Palo Alto, CA 94303-4230
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 14, 2016, Anacor Pharmaceuticals, Inc., a Delaware corporation (“Anacor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”), and Quattro Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Pfizer.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Pfizer will cause Merger Sub to commence a cash tender offer (the “Offer”) within 13 business days following the date of the Merger Agreement to acquire all of Anacor’s outstanding shares of common stock, par value $0.001 per share (the “Anacor Stock”), for $99.25 per share, net to the seller in cash, without interest, subject to any required withholding of taxes (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from the date of commencement.

The obligation of Merger Sub to purchase shares of Anacor Stock tendered in the Offer is subject to customary closing conditions, including (i) shares of Anacor Stock having been validly tendered and not properly withdrawn that represent, together with the shares then owned by Pfizer and Merger Sub, at least a majority of the then-outstanding shares of Anacor Stock, (ii) the expiration or termination of the waiting period (and any extension thereof) applicable to the Offer and the Merger (as defined below) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any injunction or other order issued by a court of competent jurisdiction in the United States prohibiting the consummation of the Offer or the Merger and (iv) other customary conditions set forth in Annex I of the Merger Agreement. The consummation of the Offer is not subject to any financing condition.

As soon as practicable after (and in no event later than the business day following) the time at which shares of Anacor Stock are first accepted for payment and paid for under the Offer (the “Acceptance Time”), subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Anacor, with Anacor surviving the merger as a wholly owned subsidiary of Pfizer (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals.

At the effective time of the Merger (the “Effective Time”), each share of Anacor Stock (other than treasury shares held by Anacor and any shares of Anacor Stock owned by Pfizer, Merger Sub or any person who is entitled to and properly demands statutory appraisal of his or her shares) will be converted into the right to receive the Offer Price in cash, without interest (the “Merger Consideration”), subject to any required withholding taxes.

At the Effective Time, each outstanding option to purchase shares of Anacor Stock under any Company Plan (as defined in the Merger Agreement) (each, a “Company Option”) will become fully vested and exercisable as of immediately prior to such time and will be cancelled in exchange for the right to receive a cash payment equal to the product of (i) the excess, if any, of the Offer Price less the applicable per share exercise price of such Company Option multiplied by (ii) the number of shares of Anacor Stock that are subject to such Company Option. Any Company Options with a per share exercise price equal to or greater than the Offer Price will be cancelled for no consideration. Subject to certain exceptions, at the Effective Time, each outstanding restricted stock unit of Anacor will become fully vested as of immediately prior to such time and will be cancelled in exchange for the right to receive a cash payment equal to the product of (i) the Offer Price multiplied by (ii) the number of shares of Anacor Stock underlying such restricted stock unit.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated.  Until the earlier of the termination of the Merger Agreement and the Effective Time, Anacor has agreed to operate its business in the ordinary course of business consistent with past practice and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also contains a “no-shop” provision that, in general, restricts Anacor’s ability to (i) solicit, facilitate or encourage the making of Acquisition Proposals (as defined in the Merger Agreement) or any inquiries regarding Acquisition Proposals from third parties or (ii) provide information to or engage in discussions or negotiations with third parties in connection with or in response to an Acquisition Proposal. The no shop provision is subject to a “fiduciary out” provision that allows Anacor, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and, subject to compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Proposal upon payment to Pfizer of the termination fee discussed below.

The Merger Agreement also includes customary termination provisions for both Anacor and Pfizer, and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including a termination by Anacor to accept and enter into a definitive agreement with respect to a Superior Proposal, Anacor will pay Pfizer a termination fee of $180,814,000.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Anacor stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Anacor or Pfizer. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Anacor stockholders or other security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Anacor stockholders or other security holders. Anacor stockholders or other security holders are not third-party beneficiaries under the Merger Agreement (except with respect to Anacor stockholders or other security holders’ right to receive the Merger Consideration following the Effective Time) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Anacor, Pfizer or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Anacor’s or Pfizer’s public disclosures.

Item 7.01.    Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Pfizer and Anacor on May 16, 2016 announcing the execution of the Merger Agreement.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements, including statements regarding the expected consummation of the acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition (such as regulatory approval for the transaction and the tender of at least a majority of the outstanding capital stock of Anacor); the possibility that the transaction will not be completed; the impact of general economic, industry, market or political conditions; and the other risks and uncertainties identified in Anacor’s periodic filings, including Anacor’s Annual Report on Form 10-K for the year ended December 31, 2015 and Anacor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as well as the tender offer documents to be filed with the U.S. Securities and Exchange Commission (“SEC”) by Pfizer and the Solicitation/Recommendation statement on Schedule 14D-9 to be filed by Anacor. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and Anacor undertakes no obligation to update any forward-looking statement except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer referenced in this document has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that will be filed with the SEC. The solicitation and offer to buy Anacor stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, Pfizer and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Anacor will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANACOR STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ANACOR SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Anacor stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Anacor will be available free of charge on Anacor’s internet website at http://www.anacor.com or by contacting Anacor’s Investor Relations Department at (650) 543-7575. Copies of the documents filed with the SEC by Pfizer will be available free of charge on Pfizer’s internet website at http://www.pfizer.com or by contacting Pfizer’s Investor Relations Department at (212) 733-8160.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Pfizer and Anacor each file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Pfizer or Anacor at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Pfizer’s and Anacor’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of May 14, 2016 among Anacor Pharmaceuticals, Inc., Pfizer Inc. and Quattro Merger Sub Inc.*
99.1	Joint Press Release of Anacor Pharmaceuticals, Inc. and Pfizer Inc. dated May 16, 2016

* Anacor hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

Date:	May 16, 2016	By:	/s/ Graeme Bell
			Name:	Graeme Bell
			Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of May 14, 2016 among Anacor Pharmaceuticals, Inc., Pfizer Inc. and Quattro Merger Sub Inc.*
99.1	Joint Press Release of Anacor Pharmaceuticals, Inc. and Pfizer Inc. dated May 16, 2016

* Anacor hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.